Exhibit 99.1

News From
Royal Caribbean Cruises Ltd.	Corporate Communications Office

1050 Caribbean Way, Miami, Florida 33132-2096

ROYAL CARIBBEAN ANNOUNCES PROPOSED OFFERINGS OF
SENIOR GUARANTEED NOTES AND SENIOR CONVERTIBLE NOTES

MIAMI – June 4, 2020 – Royal Caribbean Cruises Ltd. (NYSE: RCL) (the “Company”) today announced that it has commenced a private offering of senior guaranteed notes to be issued by the Company due 2023 (the “Senior Notes”) for an aggregate principal amount of up to $1.0 billion and a concurrent private offering of senior convertible notes to be issued by the Company due 2023 (the “Convertible Notes” and, collectively with the Senior Notes, the “Notes”) for an aggregate principal amount of up to $1.0 billion. The closing of each offering is not contingent upon the closing of the other offering.

The Senior Notes will be fully and unconditionally guaranteed on a senior unsecured basis by a newly formed, direct wholly-owned subsidiary of the Company that will own all the equity interests in the Company’s subsidiaries that own seven of the Company’s vessels. The Convertible Notes will not be guaranteed by any of the Company’s subsidiaries.

The Convertible Notes will be convertible at the holder's option in certain circumstances. Upon conversion, the Company may satisfy its conversion obligation by paying or delivering, at its election, as applicable, cash, shares of its common stock or a combination of cash and shares of its common stock.

The Company expects to use the combined net proceeds from the offerings of the Notes for general corporate purposes, which may include the repayment of indebtedness.

Nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy any security. The Notes are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States, only to certain non-U.S. investors pursuant to Regulation S. The Notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

In addition, many of these risks and uncertainties are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

Forward-looking statements should not be relied upon as a prediction of actual results. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Royal Caribbean Cruises Ltd

Royal Caribbean Cruises Ltd. (NYSE: RCL) is a global cruise vacation Company that controls and operates four global brands: Royal Caribbean International, Celebrity Cruises, Azamara and Silversea Cruises. The Company is also a 50% joint venture owner of the German brand TUI Cruises and a 49% shareholder of the Spanish brand Pullmantur Cruceros. Together these brands operate a combined total of 62 ships with an additional 16 on order as of March 31, 2020. They operate diverse itineraries around the world that call on all seven continents. Additional information can be found on www.royalcaribbean.com, www.celebritycruises.com, www.azamara.com, www.silversea.com, www.tuicruises.com, www.pullmantur.es, or www.rclinvestor.com.

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